Exhibit Item 27(l)(1)
EVERSHEDS SUTHERLAND (US) LLP

STEPHEN E. ROTH
DIRECT LINE: 202.383.0158
E-mail: steveroth@eversheds-sutherland.com

CONSENT OF EVERSHEDS SUTHERLAND (US) LLP

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed as part of Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 (File No. 333-270463) for Athene Amplify® 2.0 issued by Athene Annuity and Life Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

EVERSHEDS SUTHERLAND (US) LLP

    By:        /s/Stephen E. Roth
     Stephen E. Roth

Washington, D.C.
April 03, 2026